Send Application and check to:
Cova Financial Services Life Insurance Company
Policy Service Office
P.O. Box 10366
Des Moines, Iowa 50306-0366

Individual Flexible Purchase Payment Deferred
Variable and Fixed Annuity Application

SEI VA

1.   Annuitant

Name     (First)  (Middle) (Last)

Address  (Street) (City)   (State)  (Zip)

Social
Security Number    -        -

Sex  |_| M |_| F Birth date      /        /

Phone (  )


2. Owner (Complete only if different than Annuitant) Correspondence is sent to the Owner.

Name/Name of Trust         (First)  (Middle)(Last)

Address  (Street) (City)   (State)  (Zip)

Social Security/
Tax ID Number      -        -

Sex |_| M |_| F Date of Birth/Trust      /       /

Phone (  )

3.   Joint Owner

Name     (First)  (Middle) (Last)

Address  (Street) (City)   (State)  (Zip)

Social
Security Number    -        -

Sex |_| M |_| F Birth date       /        /

Joint Owners must be spouses. If Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the beneficiary. If you wish to override the related provisions of the contract and any endorsement, both Joint Owners must initial here.


         Joint Owner's initials     Joint Owner's initials

4.   Beneficiary

Show  full  name(s),   address(es),   relationship  to  Owner,  Social  Security
Number(s), and percentage each is to receive.

Use the Special Requests section if additional space is needed.

Primary Name      Address  Relationship     Social Security Number     %

Primary  Name     Address  Relationship     Social Security Number     %

Contingent Name   Address  Relationship     Social Security Number     %

Contingent Name   Address  Relationship     Social Security Number     %

5.   Initial Purchase Payment

Initial Purchase Payment $
         Make Check Payable to Cova

Plan Type:
         |_| Non-Qualified
         |_| 401(a)
         |_| 408 Traditional IRA* (Type: |_| Contribution - Year _________, |_| Transfer, or |_| Rollover)
         |_| 408 Roth IRA* (Type: |_| Contribution - Year __________, |_| Transfer, or |_| Rollover)
         |_| 408 SEP IRA* (Type: |_| Contribution - Year __________, |_| Transfer, or |_| Rollover)
         |_| ____________________________________________________________________________
         |_| 403(b) TSA Rollover* -   I acknowledge that I understand the withdrawal restrictions under Internal
                  Revenue Code Section 403(b)(11) on contributions and earnings and have received a prospectus explaining the restrictions. I understand the other investment alternatives available under the employer's
                  403(b) arrangement to which I may elect to transfer my contract value.

*The annuitant and owner must be the same person.

6.   Purchase Payment Allocation

Must be whole percentages. Unless otherwise directed, subsequent purchase payments will be allocated as shown. Allocation must equal 100%.

____ % General Account

SEI Investment Management Corporation
____ % SEI VP Large Cap Value Fund
____ % SEI VP Large Cap Growth Fund
____ % SEI VP Small Cap Value Fund
____ % SEI VP Small Cap Growth Fund
____ % SEI VP International Equity Fund
____ % SEI VP Emerging Markets Equity Fund
____ % SEI VP Core Fixed Income Fund
____ % SEI VP High Yield Bond Fund
____ % SEI VP International Fixed Income Fund
____ % SEI VP Emerging Markets Debt Fund
____ % SEI VP Prime Obligation (Money Market) Fund
____ % SEI VP Bond Index Fund
____ % SEI VP S&P 500 Index Fund
____
100      % Total


7.   Replacement

Will the proposed annuity replace or change any existing annuity or life insurance policy? |_| No |_| Yes

8.   Telephone Transfer

I/We authorize Cova Financial Services Life Insurance Company (Cova) or any person authorized by Cova to accept telephone transfer instructions and/or future payment allocation changes from me/us and my Registered Representative/Agent.

Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. Cova will use reasonable procedures to confirm that instructions communicated by telephone are genuine. If Cova fails to use such procedures, Cova may be liable for any losses due to unauthorized or fraudulent instructions.

I/We DO NOT wish to authorize telephone transfers for the following (check applicable boxes):

|_| Owner(s) |_| Registered Representative/Agent

9.   Dollar Cost Averaging Transfers

I authorize Dollar Cost Averaging Transfers of $ _______________ ($500 minimum) to be transferred each month as selected below (Note: $6,000 minimum or the amount needed to complete all transfers is required in the Money Market Fund or the General Account).

FROM:    TO:
Check One

|_| SEI VP Prime
         Obligation (Money
         Market) Fund
|_| General Account

SEI Investment Management Corporation
____ % SEI VP Large Cap Value Fund
____ % SEI VP Large Cap Growth Fund
____ % SEI VP Small Cap Value Fund
____ % SEI VP Small Cap Growth Fund
____ % SEI VP International Equity Fund
____ % SEI VP Emerging Markets Equity Fund
____ % SEI VP Core Fixed Income Fund
____ % SEI VP High Yield Bond Fund
____ % SEI VP International Fixed Income Fund
____ % SEI VP Emerging Markets Debt Fund
____ % SEI VP Prime Obligation (Money Market) Fund
____ % SEI VP Bond Index Fund
____ % SEI VP S&P 500 Index Fund
____
100      % Total


I authorize transfers to be made for:

|_| 12 months       |_| 24 months       |_| 36 months
|_| 48 months       |_| 60 months       Other   months

Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

10.  Systematic Withdrawals

I authorize automatic monthly withdrawals of $ ________ to be made on the (check one) o 1st or o 15th day of the month. Total monthly withdrawals cannot exceed 10% of purchase payments in any 12 month period.

FEDERAL AND STATE INCOME TAX WITHHOLDING

Check one:

   |_| I elect to have Federal Income Tax withheld from these distributions.
   |_| I elect NOT to have Federal Income Tax withheld from these distributions.

Note: Even if you elect not to have Federal Income Tax withheld from a distribution, you are liable for payment of Federal Income Tax on the taxable portion of your contract. You may also be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholding, if any, are not adequate. If applicable, a State Income Tax election will be made as elected above for Federal Income Tax withholding.

11.  Rebalancing Transfers

|_| I authorize Rebalancing Transfers to be made in the applicable percentages elected in the Purchase Payment Allocation section. Rebalancing Transfers are not made to or from the General Account.

Transfers are to be made:

|_| quarterly       |_| semi-annually   |_| annually

Rebalancing Transfers and Dollar Cost Averaging Transfers are not available simultaneously.

12.  Annuity Date

The Annuity Date must always be on the first day of a calendar month and must be at least one month after the Issue Date.

          /        /
    (Indicate Annuity Date)

13.  Annuity Option

If no Annuity Option is specified, the Life Annuity with 10 years Guaranteed Option will be automatically applied. (Indicate Annuity Option)

14.  Special Requests

15.  Fraud Statement

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

16.  Acknowledgment and Authorization

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of Cova Variable Annuity Account One.

PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

(Owner Signature & Title, Annuitant unless otherwise noted)
(Joint Owner Signature & Title)
(Signature of Annuitant if other than Owner)
Signed at
(City)   (State)
Date

17.  Agent's Report

Will the proposed annuity replace or change any existing
annuity or life insurance policy?
|_| No     |_| Yes  (Indicate type)
Type: |_| Life |_| Annuity
Complete any required replacement forms.

Agent's Signature
Phone
Agent's Name and Number
Name and Address of Firm

CL-4246 (7/99)